Exhibit 99.2

Merger Transaction between ZEEKR Intelligent Technology Holding
Limited and
Geely Automobile Holdings Limited

Election Pack

Table of Contents

ELECTION FORM AND LETTER OF TRANSMITTAL	1

INTRODUCTION	2
ELECTION CHOICES	6

Step 1. ELECTION	6
Step 2. SHARE CERTIFICATE OR LOST CERTIFICATE AFFIDAVIT	11
Step 3. SIGNATURE(S) REQUIRED	12

INSTRUCTIONS	13

1.	Election Documents; Election Deadline	13

2.	Revocation or Change of Election Form	13

3.	Termination of Merger Agreement	13

4.	Method of Delivery	13

5.	Signatures on the Election Form; Authority to Act	14

6.	Shares Issued in/Cash Paid to the Same Name	14

7.	IRS Form W-9; Backup Withholding	14

ELECTION INFORMATION BOOKLET	16

1.	Why have I been sent an Election Form?	16

2.	What is the Election Form?	17

3.	How do I complete the Election Form?	17

4.	When is my Election Form due?	17

5.	What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election?	18

6.	I have received more than one set of identical election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?	18

7.	Under the terms of the Merger Agreement, what will I receive in exchange for my Zeekr Shares upon completion of the Transaction?	18

8.	Do I have to make an election with respect to all the Zeekr Shares that I own? Do I have to make the same election with respect to all the Zeekr Shares that I own?	18

9.	Am I guaranteed to receive what I ask for in my election that is validly made if the Merger is consummated?	19

10.	Will I receive any fractional shares?	19

11.	How long will it take to receive cash or Geely Shares after the effective date of the Transaction?	19

12.	Will the Geely Shares to be issued to me in the Transaction in exchange for my Zeekr Shares, if any, be publicly traded on a stock exchange?	20

13.	What are the tax consequences associated with each of the election options?	20

14.	How should I send in my signed documents?	20

15.	Are there any fees associated with the issuance of Geely Shares in exchange for Zeekr Shares?	20

16.	Can I revoke my election?	20

17.	How will I know when the Merger is completed?	21

18.	Who do I call if I have additional questions?	21

EXHIBITS

IRS Form W-9

IRS Form W-8

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

ELECTION FORM AND LETTER OF TRANSMITTAL

(“ELECTION FORM”)

With respect to Shares of ZEEKR Intelligent Technology Holding Limited (“Zeekr”)

TIME SENSITIVE INFORMATION.

YOUR IMMEDIATE ATTENTION IS NECESSARY.

PLEASE COMPLETE AND RETURN PROMPTLY IN ACCORDANCE WITH THE ENCLOSED

INSTRUCTIONS and Election Information Booklet (each forming part of the terms and conditions of this Election Form).

CORPORATE ACTIONS VOLUNTARY COY ZEKR

INTRODUCTION

On July 15, 2025, ZEEKR Intelligent Technology Holding Limited (“Zeekr”), Geely Automobile Holdings Limited (“Geely”) and Keystone Mergersub Limited, a wholly owned subsidiary of Geely (“Merger Sub”) entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”) that provides for the acquisition of Zeekr by Geely. On the terms and subject to the conditions set forth in the Merger Agreement, among other things, the Merger Sub will merge with and into Zeekr, with Zeekr being the surviving company of the merger and becoming a wholly owned subsidiary of Geely (the “Merger” or the “Transaction”).

Zeekr shareholders considered and voted on, among other matters, a proposal to authorize and approve the Merger and the other transactions contemplated by the Merger Agreement at an extraordinary general meeting of Zeekr shareholders held on September 15, 2025. The proxy statement for such meeting, dated August 4, 2025 (the “Proxy Statement”) was previously mailed to Zeekr shareholders of record as of August 14, 2025, and is also available through the U.S. Securities and Exchange Commission’s (the “SEC”) web site at www.sec.gov. The closing of the Transaction is subject to the adoption and approval of such proposal by Zeekr shareholders, the approval of the Transaction by independent shareholders of Geely and the satisfaction of certain other closing conditions as set forth in the Merger Agreement.

Under the terms of the Merger Agreement, a copy of which is attached as Annex A to the Proxy Statement, each Zeekr shareholder (other than any Hong Kong Non-Professional Investor) has the opportunity to elect to receive, as merger consideration, for any ordinary share of Zeekr, par value US$0.0002 per share (each, a “Zeekr Share”) that such shareholder owns (other than certain excluded shares as set forth in the Merger Agreement), without interest and net of any applicable withholding taxes, either:

(1)	US$2.687 in cash per Zeekr Share (“Cash Consideration”, and such election, a “Cash Election”) or

(2)	1.23 fully paid, non-assessable shares of Geely with a nominal value of HK$0.02 each (each, a “Geely Share”) per Zeekr Share (“Stock Consideration”, and such election, a “Stock Election”).

Notwithstanding anything to the contrary in the Merger Agreement or in this Election Form, a Zeekr shareholder who is a Hong Kong Non-Professional Investor may only make a Cash Election and may not make a Stock Election with respect to any Zeekr Share owned by such Zeekr shareholder. Any election made by or on behalf of a Hong Kong Non-Professional Investor will not have been validly made to the extent that it purports to be a Stock Election. “Hong Kong Non-Professional Investor” means any person (i)(x) whose address as shown on Zeekr’s register of members maintained by Zeekr is an address in Hong Kong; or (y) whose primary residential address (in the case of a corporation, its registered address) is an address in Hong Kong; and (ii) does not qualify as a professional investor pursuant to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder. You should consult your own Hong Kong counsel if you are in any doubt whether you are a Hong Kong Non-Professional Investor.

Notwithstanding anything to the contrary in the Merger Agreement or in this Election Form, a Zeekr shareholder who is a PRC ODI Investor and who makes a Stock Election with respect to any Zeekr Share owned by such Zeekr shareholder must have all Applicable ODI Filings completed prior to the Election Deadline. Any Stock Election made by or on behalf of a PRC ODI Investor will not be considered validly made unless, prior to the Election Deadline, all Applicable ODI Filings applicable to such PRC ODI Investor have been completed and remain in full force and effect, and such PRC ODI Investor has provided or otherwise made available satisfactory documentary evidence thereof to Geely. “PRC ODI Investor” means any person who or whose affiliate is required to complete any NDRC Filings, MOFCOM Filings or SAFE Filings in connection with its receipt of the applicable Stock Consideration in the Merger pursuant to the terms of the Merger Agreement (such NDRC Filings, MOFCOM Filings and SAFE Filings, to the extent required to be completed by such person or its affiliate prior to its receipt of the applicable Stock Consideration, such person’s “Applicable ODI Filings”). “NDRC Filings” means collectively, any filings with, reporting to or permits, authorizations, consents and approvals of the National Development and Reform Commission of the PRC (or its successor), or the local counterpart of such Governmental Entity, which are required to be made under the Measures for the Administration of Overseas Investment of Enterprises (《企业境外投资管理办法》) promulgated by the National Development and Reform Commission of the PRC on December 26, 2017, and effective from March 1, 2018 (as amended, supplemented or otherwise modified from time to time), or any replacement or successor Law thereof. “MOFCOM Filings” means, collectively, any filings with, reporting to, registrations with or permits, authorizations, consents and approvals of the Ministry of Commerce of the PRC (or its successor), or the local counterpart of such Governmental Entity, which are required to be made under the Measures for the Administration of Overseas Investment (《境外投资管理办法》) promulgated by the Ministry of Commerce of the PRC on September 6, 2014, and effective from October 6, 2014 (as amended, supplemented or otherwise modified from time to time), or any replacement or successor Law thereof. “SAFE Filings” means any filings or registrations with the State Administration of Foreign Exchange of the PRC (or its successor), the local counterpart of such Governmental Entity, or a commercial bank authorized by the foregoing, which are required to be made under the Regulations on Foreign Exchange Administration of Outbound Direct Investment by Domestic Institutions (《境内机构境外直接投资外汇管理规定》) promulgated by the State Administration of Foreign Exchange of the PRC on July 13, 2009, and effective from August 1, 2009 (as amended, supplemented or otherwise modified from time to time), or any replacement or successor Law thereof. “PRC” means the People’s Republic of China, excluding, for purposes of the Transaction, Hong Kong, Macau and Taiwan. You should consult your own PRC counsel if you are in any doubt whether you are a PRC ODI Investor.

CORPORATE ACTIONS VOLUNTARY COY ZEKR

To make a valid election, each of:

(1)	the Election Form, duly completed and signed (accompanied, where applicable, by proper evidence of the signing person’s authority to act as described in Instruction 5);

(2)	if the Zeekr Shares to which the Election Form relates are certificated, the certificate(s) representing such Zeekr Shares, or a lost certificate affidavit in lieu of share certificate by checking “Box C” in Step 2 under this Election Form; and

(3)	a duly completed and signed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable (items (1) through (3) collectively, the “Election Documents”)

must be RECEIVED by Computershare Inc., the exchange agent for the Transaction (the “Exchange Agent” or “Computershare”), before the Election Deadline.

“Election Deadline” is:

(1)	5:00 p.m., U.S. Eastern Time, on a Business Day as determined by Geely in good faith; and

(2)	not expected until the fourth quarter of 2025.

Geely and Zeekr will make a public announcement or issue a press release in respect of the anticipated Election Deadline at least five Business Days prior to the anticipated Election Deadline. Zeekr will furnish such public announcement or press release under Form 6-k, which will be available through the SEC’s web site at www.sec.gov. “Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York city, New York, the Cayman Islands, Hong Kong or Shanghai, China. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the Transaction, Georgeson LLC (“Georgeson” or the “Information Agent”) at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

You are encouraged to return your Election Documents as promptly as possible. If you do not make a valid election with respect to any of your Zeekr Shares, you will receive Cash Consideration with respect to such Zeekr Shares.

CORPORATE ACTIONS VOLUNTARY COY ZEKR

The Merger Agreement and this Election Form govern the merger consideration that you, as a shareholder of Zeekr, will receive if the Transaction is completed. This election may also affect the tax consequences of the Transaction to you. You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Zeekr Shares for Geely Shares, cash or a combination of Geely Shares and cash, including the tax consequences of the various election options.

Neither Zeekr nor Geely is making any recommendation as to whether Zeekr shareholders should elect to receive Cash Consideration, Stock Consideration or a combination thereof in the Merger. Each Zeekr shareholder must make its, his or her own decision with respect to such election.

Geely will not become listed on any stock exchange in the United States as a result of the Transaction.

You can find additional information on the terms of the Transaction and related transactions in the Proxy Statement, which was previously mailed to Zeekr shareholders of record as of August 14, 2025, and is also available through the SEC’s web site at www.sec.gov. The information contained in the Proxy Statement is current as of August 4, 2025, the date of the Proxy Statement, and does not reflect subsequent developments. Neither Zeekr or Geely has authorized anyone to provide you with information that is different from what is contained or expressly incorporated by reference in the Proxy Statement.

The issuance of Geely Shares (if any) in the Merger will be conducted without registration under the Securities Act of 1933, as amended, pursuant to the exemption provided by Rule 802 thereunder, rather than pursuant to an effective registration statement on Form F-4 or any other registration statement, and is not subject to the disclosure requirements applicable to a registration statement on Form F-4 or any other registration statement. Zeekr, Geely and any of their affiliates participating in the Merger will be exempt from the requirements of Rule 13e-3 promulgated under the Exchange Act of 1934 (including with respect to the requirement that a Schedule 13E-3 be filed with the SEC) pursuant to the exemption provided by Rule 13e-3(g)(6). Neither Zeekr nor Geely is making any disclosure pursuant to such disclosure requirement, whether in the Merger Agreement, the Proxy Statement, the Election Form, or any documents filed or furnished with the SEC or otherwise disseminated to any Zeekr shareholders in connection with the Merger.

Neither the SEC nor any securities commission of any State of the U.S. has (a) approved or disapproved of the Merger; (b) passed upon the merits or fairness of the Merger; or (c) passed upon the adequacy or accuracy of any disclosure, whether in the Merger Agreement, the Proxy Statement, the Election Form, or any documents filed or furnished with the SEC in connection with the Merger. Any representation to the contrary is a criminal offense in the U.S.

The Merger involves securities of two Cayman Islands companies and will be implemented and is subject to procedural and disclosure requirements that are different from those of the United States. Financial statements included or incorporated by reference herein, if any, have been prepared in accordance with foreign financial accounting standards and may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws (if any), since Geely is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that Geely may purchase securities otherwise than under the Merger, such as in open market or privately negotiated purchases.

As noted above, the Merger is subject to the satisfaction of several closing conditions. Nothing is this Election Form or the accompanying Instructions or Election Information Booklet is intended to indicate whether or when such closing conditions may be satisfied or to confirm whether or when the Merger will be completed.

CORPORATE ACTIONS VOLUNTARY COY ZEKR

If you have any questions regarding the election materials, please call Georgeson, the Information Agent for the Transaction, at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

Complete the box(es) on the next pages to make an election. This election is subject to the terms, conditions and limitations set forth in the Merger Agreement and this Election Form. If no box is checked, you will receive Cash Consideration with respect to your Zeekr Shares.

CORPORATE ACTIONS VOLUNTARY COY ZEKR

ELECTION CHOICES

Step 1. ELECTION. The undersigned, being a shareholder of Zeekr registered on Zeekr’s register of members, hereby elects to receive the following as consideration for the Zeekr Shares owned by the undersigned:

(Please make your marks like this ☒)

1.	STOCK CONSIDERATION (1.23 Geely Shares per Zeekr Share)

1A ☐	Mark this box to elect to receive Stock Consideration with respect to ALL of your Zeekr Shares.
1B ☐

Mark this box to elect to receive Stock Consideration with respect to the following number of your Zeekr Shares.

Please fill in below the number of Zeekr Shares for which you would like to receive Stock Consideration.

☐, ☐☐☐, ☐☐☐, ☐☐☐

By checking the box in 1A or 1B above, the undersigned represents and warrants to Geely that:

(1)           the undersigned is not a Hong Kong Non-Professional Investor and is not making the election in 1A or 1B on behalf of any Hong Kong Non-Professional Investor;

(2)           the undersigned understands that any election made by or on behalf of a Hong Kong Non-Professional Investor will not be considered validly made to the extent it elects to receive Stock Consideration;

(3)           the undersigned understands that (i) an investment in Geely is speculative and involves substantial risks; (ii) none of Zeekr or Geely or any of their respective directors, officers, employees, partners, shareholders, affiliates, advisers, attorneys-in-fact, representatives, or agents makes or has made any representations or warranties to the undersigned in connection the issuance of any Geely Shares to the undersigned; (iii) the undersigned must perform its own independent due diligence and independent analysis of the merits and risks of an investment in Geely prior to making an election to receive Geely Shares for any of its Zeekr Shares;

(4)           the undersigned has, independently and without reliance upon Zeekr, Geely or any of their respective directors, officers, employees, partners, shareholders, affiliates, advisers, attorneys-in-fact, representatives, or agents, and based on such documents and information (including publicly available information about Geely, none of which should be deemed as incorporated by reference into the Proxy Statement, the Election Form, or any documents filed or furnished with the SEC or otherwise disseminated to any Zeekr shareholders in connection with the Merger) as the undersigned has deemed appropriate, made its own investigation into the business, operations, property, financial and other condition, creditworthiness and consequences of investing in Geely and made its own investment decision with respect to its prospective investment in Geely; and

(5)           the undersigned has consulted, to the extent deemed appropriate by the undersigned, with the undersigned’s own advisers as to the financial, tax, legal, accounting, regulatory, and related matters concerning an investment in Geely.

CORPORATE ACTIONS VOLUNTARY COY ZEKR

If you check the box in 1A or 1B above, you must check ONE (AND ONLY ONE) OF the boxes in 1C, 1D or 1E below.
1C ☐	The undersigned is not a PRC ODI Investor and is not making the election in 1A or 1B on behalf of any PRC ODI Investor.
1D ☐	The undersigned is a PRC ODI Investor, and acknowledges and understands that notwithstanding anything to the contrary in the Merger Agreement or in this Election Form, the election in 1A or 1B, as applicable, will not be considered validly made unless, prior to the Election Deadline, all Applicable ODI Filings applicable to the undersigned have been completed and remain in full force and effect, and satisfactory documentary evidence thereof has been provided or otherwise made available to Geely.
1E ☐

The undersigned is making the election in 1A or 1B, as applicable, on behalf of one or more PRC ODI Investors with respect to the following number of Zeekr Shares.

☐, ☐☐☐, ☐☐☐, ☐☐☐

The undersigned acknowledges and understands that notwithstanding anything to the contrary in the Merger Agreement or in this Election Form, the election to receive Stock Consideration with respect to the number of Zeekr Shares specified in this 1E will not be considered validly made unless, prior to the Election Deadline, all Applicable ODI Filings (applicable to the PRC ODI Investors on whose behalf such election is being made) have been completed and remain in full force and effect, and such PRC ODI Investors have provided or otherwise made available satisfactory documentary evidence thereof to Geely.

If you check the box in 1A or 1B above, you must complete the following:

The undersigned requires that the share certificate representing the applicable Geely Shares issuable to the undersigned be mailed to the following address:

If you check the box in 1A or 1B above, you are encouraged to provide below your email address which can be used to facilitate future communications with you from Geely or its share registrar in connection with your holding of Geely Shares:

CORPORATE ACTIONS VOLUNTARY COY ZEKR

2.	CASH CONSIDERATION (US$2.687 in cash per Zeekr Share)

2A ☐	Mark this box to elect to receive Cash Consideration with respect to ALL of your Zeekr Shares.
2B ☐

Mark this box to elect to receive Cash Consideration with respect to the following number of your Zeekr Shares.

Please fill in below the number of Zeekr Shares for which you would like to receive Cash Consideration.

☐, ☐☐☐, ☐☐☐, ☐☐☐

CORPORATE ACTIONS VOLUNTARY COY ZEKR

If you check the box in 2A or 2B above, you must complete the following:

The undersigned requires that the applicable Cash Consideration payable to undersigned be paid into the following bank account: (Please note: US$100 will be deducted from the amount to be wired to cover the applicable wire fee if it is a domestic wire within the United States and US$200 will be deducted from the amount to be wired to cover the applicable wire fee if it is a foreign wire). If wire instructions are not provided, a US$ check for the applicable Cash Consideration will be mailed to the undersigned’s address of record as listed on the front page of this Election Form. There is no fee deducted from the cash consideration if a check is issued.

Bank Account name (which must be opened in exactly the same name as the Zeekr Shares to which this Election Form relates are registered in Zeekr’s register of members)
Bank Account number/IBAN:
Bank name:
Bank address:
ABA/SWIFT/BIC/Sort Code/BSB:
Bank Local Code (if applicable):
Intermediary Bank Information (if applicable):
Bank Name:
Bank Address 1:
Bank Address 2:
Bank Address 3:
ABA/SWIFT/BIC/Sort Code/BSB:

WITH RESPECT TO ANY OF YOUR ZEEKR SHARES, YOU WILL BE DEEMED TO NOT HAVE MADE AN ELECTION AND THEREFORE WILL RECEIVE CASH CONSIDERATION FOR THEM, IF WITH RESPECT TO SUCH ZEEKR SHARES:

•	You fail to follow the instructions to this “Election Form” or otherwise fail to make a valid election;

•	A duly completed and signed “Election Form,” together with all your other Election Documents, is not actually received by Computershare, the Exchange Agent for the Transaction, before the Election Deadline; or

•	You properly revoke a prior election on time without making a new election on time.

CORPORATE ACTIONS VOLUNTARY COY ZEKR

If the number of Zeekr Shares for which you elect to receive the Stock Consideration exceeds the total number of your Zeekr Shares, you will be deemed to not have made a valid election as to the form of consideration to be received in exchange for any of your Zeekr Shares. As a result, you will receive Cash Consideration for all of your Zeekr Shares.

If the number of Zeekr Shares for which you elect to receive the Stock Consideration does not exceed the total number of your Zeekr Shares, but (i) the number of Zeekr Shares for which you elect to receive the Stock Consideration and (ii) the number of Zeekr Shares for which you elect to receive the Cash Consideration together exceed the total number of your Zeekr Shares, you will be deemed to have made an election to receive (x) Stock Consideration in respect of such number of Zeekr Shares for which you have elected to receive the Stock Consideration, and (y) Cash Consideration for any remaining Zeekr Shares held by you.

Geely Shares issuable to you in the Transaction, if any, will be issued in certificated form by Geely’s share registrar and transfer office, Union Registrars Limited (“Union” or the “Geely Share Registrar”). Such Geely Shares can be traded on the Hong Kong Stock Exchange after you deposit them into the Central Clearing and Settlement System (“CCASS”) operated by Hong Kong Securities Clearing Company Limited, through your broker which is a direct or indirect participant of the CCASS system and pursuant to CCASS’s procedures and requirements.

To be effective, this Election Form, together with all your other Election Documents (please see Instruction 1) must be duly completed, signed and delivered to and received by Computershare, the Exchange Agent for the Transaction (please see Instruction 4 for address of the Exchange Agent), before the Election Deadline. Do not send your Election Documents to Zeekr, Geely, Georgeson, the Information Agent, or Union, the Geely Share Registrar.

[END OF STEP 1]

CORPORATE ACTIONS VOLUNTARY COY ZEKR

Step 2. SHARE CERTIFICATE OR LOST CERTIFICATE AFFIDAVIT

Regardless of whether you elect to receive Stock Consideration or Cash Consideration in Step 1, you must check one of the boxes below.
A ☐	The Zeekr Shares to which this Election Form relates are uncertificated.
B ☐	The Zeekr Shares to which this Election Form relates are certificated, and the undersigned is submitting such share certificates to the Exchange Agent together with this Election Form.
C ☐

Lost Certificate Affidavit

The Zeekr Shares to which this Election Form relates are certificated. The undersigned has conducted or caused to be conducted a diligent search and has failed to find or recover the certificates for such Zeekr Shares (the “Lost Certificate”), and believes that the Lost Certificate has been lost, mislaid, stolen, or destroyed at some time during the period between the date of issuance thereof and the date hereof, and cannot now be produced.

The Lost Certificate and any rights or interests therein were not endorsed, and have not been pledged, hypothecated, sold, delivered, deposited under any agreement, transferred or assigned, or disposed of in any manner by the undersigned or on the undersigned’s behalf. Neither the undersigned nor anyone on the undersigned’s behalf has signed any power of attorney, assignment, or authorization respecting the Lost Certificate which is now outstanding and in force. To the knowledge of the undersigned, no person, firm, company, agency, government, or other entity has asserted any right, title, claim, equity, or interest in, to, or respecting the Lost Certificate or the Zeekr Shares represented thereby, or any rights or interests therein or proceeds thereof.

The undersigned hereby requests Geely, Zeekr, the Exchange Agent and the Geely Share Registrar to proceed with the payment of the applicable Cash Consideration or the issuance of the applicable Stock Consideration to the undersigned, as applicable, pursuant to the election made by the Undersigned in this Election Form and the terms of the Merger Agreement, without the production of the Lost Certificate.

The undersigned will indemnify and hold harmless each of Geely, Zeekr, the Exchange Agent, the Geely Share Registrar and their respective agents or representatives from and against any and all costs, damages, losses, fees, penalties, judgments, taxes, or expenses which such person may incur as a result of, in connection with or relating to its compliance with such request or any misrepresentation of facts submitted in this Lost Certificate Affidavit.

[END OF STEP 2]

CORPORATE ACTIONS VOLUNTARY COY ZEKR

Step 3. SIGNATURE(S) REQUIRED. Signature of shareholder(s) of Zeekr as registered in Zeekr’s register of members.

By executing this Election Form, the undersigned Zeekr shareholder covenants, represents and warrants to Zeekr and Geely that:

(i)	such Zeekr shareholder is the registered owner of the Zeekr Shares to which this Election Form relates and has good title to such Zeekr Shares and full power and authority to complete, execute and deliver this Election Form and to make the election with respect to such Zeekr Shares as specified in this Election Form;

(ii)	such Zeekr Shares are free and clear of all hypothecs, liens, charges, encumbrances, mortgages, security interests and adverse claims;

(iii)	all information inserted into this Election Form by such Zeekr shareholder is accurate;

(iv)	such Zeekr shareholder agrees that all questions as to the validity of the election and the compliance by the undersigned with the procedures and requirements set forth in this Election Form (including whether any election, revocation or change has been properly or timely made) with respect to such Zeekr Shares will be determined by the Exchange Agent in its reasonable good faith discretion and in consultation with Geely and Zeekr, and such determination shall be final and binding upon the undersigned; none of Zeekr, Geely, the Exchange Agent or any other person is or will be obligated to give notice of any defects or irregularities in the election with respect to such Zeekr Shares and none of them will incur any liability for failure to give any such notice;

(v)	such Zeekr shareholder will execute, upon request, any additional documents reasonably deemed by the Exchange Agent or the Geely Share Registrar to be necessary or desirable to complete the surrender and exchange of such Zeekr Shares for the Cash Consideration or Stock Consideration, as applicable, such Zeekr shareholder is entitled to receive, as set forth in the Merger Agreement and this Election Form;

(vi)	such Zeekr shareholder irrevocably constitutes and appoints each of Computershare, the Exchange Agent for the Transaction, and Union, the Geely Share Registrar, as the true and lawful agent and attorney-in-fact of the undersigned with full power of substitution to exchange such Zeekr Shares, including any certificates representing such Zeekr Shares, for the applicable Cash Consideration or Stock Consideration, to which the undersigned is entitled, as set forth in the Merger Agreement and this Election Form; and

(vii)	all authority conferred or agreed to be conferred by such Zeekr shareholder in this Election Form may be exercised during any subsequent legal incapacity of such Zeekr shareholder and shall survive the death, incapacity, bankruptcy or insolvency of such Zeekr shareholder and all obligations of such Zeekr shareholder in this Election Form shall be binding upon any heirs, personal representatives and successors of such Zeekr shareholder.

Must be signed by or on behalf of the registered holder of the Zeekr Shares to which this Election Form relates EXACTLY as such registered holder’s name appears on Zeekr’s register of members. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, provide the information described in Instruction 5.

Name of Shareholder
Signature of Shareholder or Authorized Signatory (see Instruction 5)
Name and Capacity of Authorized Representative or Attorney (if applicable)
Telephone (business hours)
Date

[END OF STEP 3]

CORPORATE ACTIONS VOLUNTARY COY ZEKR 12

INSTRUCTIONS

(Please read carefully the instructions below)

1.	Election Documents; Election Deadline: For any election to be considered, (1) this Election Form (accompanied, where applicable, by proper evidence of the signing person’s authority to act as described in Instruction 5), (2) together with your certificate(s) representing all Zeekr Shares to which this Election Form relates or a lost certificate affidavit in lieu of share certificate by checking “Box C” in Step 2 under the Election Form (if any of such shares are certificated) and (3) IRS Form W-9 or IRS Form W-8, as applicable, duly completed and signed (items (1) through (3) collectively, the “Election Documents”), must be received by the exchange agent for the Transaction, Computershare Inc. (the “Exchange Agent” or “Computershare”), before the Election Deadline.

“Election Deadline” is:

(1)	5:00 p.m., U.S. Eastern Time, on a Business Day as determined by Geely in good faith; and

(2)	not expected until the fourth quarter of 2025.

Geely and Zeekr will make a public announcement or issue a press release in respect of the anticipated Election Deadline at least five Business Days prior to the anticipated Election Deadline. Zeekr will furnish such public announcement or press release under Form 6-k, which will be available through the U.S. Securities and Exchange Commission’s (the “SEC”) web site at www.sec.gov. “Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York city, New York, the Cayman Islands, Hong Kong or Shanghai, China.

You are encouraged to return your Election Documents as promptly as possible. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the Transaction, Georgeson LLC (“Georgeson” or the “Information Agent”) at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada). Computershare, the Exchange Agent for the Transaction, in its reasonable good faith discretion and in consultation with Geely and Zeekr, will determine whether any Election Form is received on time and whether an Election Form has been duly completed and whether any election is validly made.

2.	Revocation or Change of Election Form: Any Election Form may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be RECEIVED by the Exchange Agent prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on time and whether any such revocation or change has been duly made. You will not be entitled to revoke or change your Election Form following the Election Deadline, unless the Merger Agreement is subsequently terminated (whereupon all elections shall automatically be deemed to be revoked).

3.	Termination of Merger Agreement: In the event of termination of the Merger Agreement, all elections shall automatically be deemed to be revoked, and the Exchange Agent will promptly return to you the share certificates and the other documents you surrendered or submitted in connection with your election, to the address at which the Election Form was originally mailed to you.

4.	Method of Delivery: Your Election Form, together with all other Election Documents, must be sent or delivered to the Exchange Agent at the address provided below. Please ensure sufficient time so that the Election Documents are actually RECEIVED by the Exchange Agent on or prior to the Election Deadline.

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If delivering via First Class Mail Computershare Inc. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	If delivering via Registered or Overnight Mail Computershare Inc. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021

Do not send them to Geely or Zeekr, the Information Agent or the Geely Share Registrar, because they will not be forwarded to the Exchange Agent, and your election will be invalid. The method of delivery is at the option and risk of the electing shareholder.

Delivery will be deemed effective only when received. A return envelope is enclosed.

5.	Signatures on the Election Form; Authority to Act

The Election Form must be completed and signed by or on behalf of the registered holder of the Zeekr Shares to which this Election Form relates EXACTLY as such registered holder’s name appears on Zeekr’s register of members.

If any of the shares surrendered are owned by two or more joint owners, all such owners must sign the Election Form.

If any shares are registered in different names, it will be necessary to complete, sign and submit as many separate Election Forms as there are different registrations.

If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate below the signature on the line marked “Name and Capacity of Authorized Representative or Attorney” when signing, and proper evidence satisfactory to the Exchange Agent of such person’s authority to act should be submitted to the Exchange Agent together with the Election Form. The Exchange Agent, at its discretion, may require additional evidence of appointment or authority or additional documentation.

6.	Shares Issued in/Cash Paid to the Same Name

The Geely Shares issuable to the undersigned in the Transaction, if any, will be issued in the same name as the surrendered Zeekr Shares are registered in Zeekr’s register of members or where the undersigned is The Bank of New York Mellon, issued in its name or in the name of its designee.

The Cash Consideration payable to the undersigned in the Transaction, if any, will be made to the same name as the surrendered Zeekr Shares are registered in Zeekr’s register of members.

7.	IRS Form W-9; Backup Withholding

Under U.S. federal income tax laws, a non-exempt shareholder may be subject to backup withholding unless such shareholder provides the appropriate documentation to the Exchange Agent certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption.

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Accordingly, Zeekr shareholders that are U.S. persons for U.S. income tax purposes should complete and sign an IRS Form W-9, attached herein for this purpose. Please review the enclosed instructions for IRS Form W-9 for additional details regarding the provision of a TIN. Exempt shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt shareholder should indicate its exempt status on IRS Form W-9 (enclosed herein). See the instructions for IRS Form W-9 for additional instructions.

In order for a non-U.S. person to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an IRS Form W-8 (enclosed herein) signed under penalties of perjury attesting to such exempt status. Please read the instructions for IRS Form W-8 to determine which Form W-8 applies to you.

Zeekr shareholders should consult their tax advisor regarding compliance with the backup withholding rules.

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ELECTION INFORMATION BOOKLET

Reference is made to the Agreement and Plan of Merger, dated July 15, 2025, by and among ZEEKR Intelligent Technology Holding Limited (“Zeekr”), Geely Automobile Holdings Limited (“Geely”) and Keystone Mergersub Limited, a wholly owned subsidiary of Geely (“Merger Sub”), pursuant to which the Merger Sub will, subject to the terms and conditions thereof, merge with and into Zeekr, with Zeekr being the surviving company of the merger and becoming a wholly owned subsidiary of Geely (such agreement, as may be amended from time to time, the “Merger Agreement”, and such transaction, the “Merger” or the “Transaction”).

This information booklet from Geely and Zeekr is provided to shareholders of Zeekr. It answers frequently asked questions, briefly describes your options and provides information and instructions on how to make your election in the Transaction. We urge you to read the instructions to the enclosed election form and letter of transmittal (“Election Form”) carefully and review the Frequently Asked Questions below, as well as the proxy statement dated August 4, 2025 (the “Proxy Statement”), which was previously mailed to Zeekr shareholders of record as of August 14, 2025, and is also available through the U.S. Securities and Exchange Commission’s (the “SEC”) web site at www.sec.gov. After reviewing these materials, please complete the Election Form and send it in the enclosed envelope to the exchange agent for the Transaction, Computershare Inc. (the “Exchange Agent” or “Computershare”). If you have additional questions after reading these materials, you should contact the information agent for the Transaction, Georgeson LLC (“Georgeson” or the “Information Agent”) at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

The deadline (the “Election Deadline”) for receipt of your Election Form is:

(1)	5:00 p.m., U.S. Eastern Time, on a Business Day as determined by Geely in good faith; and

(2)	not expected until the fourth quarter of 2025.

Geely and Zeekr will make a public announcement or issue a press release in respect of the anticipated Election Deadline at least five Business Days prior to the anticipated Election Deadline. Zeekr will furnish such public announcement or press release under Form 6-k, which will be available through the SEC’s web site at www.sec.gov. “Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York city, New York, the Cayman Islands, Hong Kong or Shanghai, China.

You may return (1) your Election Form (accompanied, where applicable, by proper evidence of the signing person’s authority to act as described in Instruction 5 to the Election Form), (2) together with your certificate(s) representing all Zeekr Shares to which this Election Form relates or a lost certificate affidavit in lieu of share certificate by checking “Box C” in Step 2 under the Election Form (if any of such shares are certificated) and (3) IRS Form W-9 or IRS Form W-8, as applicable (items (1) through (3) collectively, the “Election Documents”), at any time prior to the Election Deadline, and for your election to be valid, your Election Documents must be RECEIVED by the Exchange Agent prior to the Election Deadline.

You are encouraged to return your Election Documents as promptly as possible.

FREQUENTLY ASKED QUESTIONS

1.	Why have I been sent an Election Form?

On July 15, 2025, Zeekr, Geely and Merger Sub entered into the Merger Agreement, a copy of which is attached as Annex A to the Proxy Statement.

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Under the terms of the Merger Agreement, subject to the restrictions applicable to PRC ODI Investors and Hong Kong Non-Professional Investors (as set forth in Question 7 below), each Zeekr shareholder (other than any Hong Kong Non-Professional Investor) has the opportunity to elect to receive, as merger consideration, for any ordinary share of Zeekr, par value US$0.0002 per share (each, a “Zeekr Share” and collectively, the “Zeekr Shares”) that such shareholder owns (other than certain excluded shares as set forth in the Merger Agreement), without interest and net of any applicable withholding taxes, either :

(1)	US$2.687 in cash per Zeekr Share (“Cash Consideration”, and such election, a “Cash Election”) or

(2)	1.23 fully paid, non-assessable shares of Geely with a nominal value of HK$0.02 each (each, a “Geely Share”) per Zeekr Share (“Stock Consideration”, and such election, a “Stock Election”).

An Election Form is being mailed to each holder of record of Zeekr Shares as of August 14, 2025. The Election Form is to be used to make a Cash Consideration or a Stock Consideration.

2.	What is the Election Form?The enclosed Election Form lets us know your preferred form of the merger consideration for your Zeekr Shares.

3.	How do I complete the Election Form?

The Election Form is divided into separate sections. Instructions for completing each section are set out in the Election Form, where applicable. You are entitled to make a Cash Consideration or a Stock Consideration with respect to each of your Zeekr Shares, subject to restrictions applicable to Hong Kong Non-Professional Investors and PRC ODI Investors as described above in Question 7.

When completed, please sign and date the Election Form and send it to Computershare in the enclosed envelope along with all your other Election Documents, so that you can make your election to receive the Cash Consideration or the Stock Consideration, subject to restrictions applicable to Hong Kong Non-Professional Investors and PRC ODI Investors as described above in Question 7.

Please see Question 12 for important tax information concerning the submission of your Election Form to Computershare.

Please note that if your shares are held jointly, signatures of all joint owners are required.

Consistent with the terms of the Merger Agreement, the Election Form authorizes Computershare to take all actions necessary to accomplish the delivery of the Cash Consideration and Union Registrars Limited, Geely’s share registrar and transfer office (“Union” or the “Geely Share Registrar”) to take all actions necessary to accomplish the delivery of the Stock Consideration, as applicable, in exchange for your Zeekr Shares.

Please return your Election Form and all your other Election Documents in the enclosed envelope.

4.	When is my Election Form due?

Your Election Form, together with all your other Election Documents, must be RECEIVED by the Exchange Agent before the Election Deadline, which is 5:00 p.m., U.S. Eastern Time, on a Business Day (as determined by Geely in good faith). The Election Deadline is not expected until the fourth quarter of 2025. Geely and Zeekr will make a public announcement or issue a press release in respect of the anticipated Election Deadline at least five Business Days prior to the anticipated Election Deadline. Zeekr will furnish such public announcement or press release under Form 6-k, which will be available through the SEC’s web site at www.sec.gov. “Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York city, New York, the Cayman Islands, Hong Kong or Shanghai, China.

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5.	What happens if I do not submit an Election Form, miss the Election Deadline or otherwise fail to make a valid election?

If you do not submit a duly completed and signed Election Form or any of your other Election Documents, miss the Election Deadline or otherwise fail to make a valid election with respect to any of your Zeekr Shares, you will be deemed to not have made an election as to the form of consideration to be received in exchange for such Zeekr Shares. As a result, as provided in the Merger Agreement, you will receive Cash Consideration for such Zeekr Shares. When the Merger is completed, a letter of transmittal will be sent to you requesting you to surrender such Zeekr Shares in order to receive the Cash Consideration in exchange therefor.

6.	I have received more than one set of identical election materials related to the Merger Agreement in connection with the election. Do I need to complete them all?

Yes. If you received more than one set of election materials, this indicates that you own Zeekr Shares in more than one manner or in more than one name. Each set of election materials you receive is specific to the manner in which you hold your Zeekr Shares. Failure to duly complete an Election Form and properly submit the Election Form together all your other Election Documents before the Election Deadline means that no valid election will be made with respect to the shares to which that Election Form applies, and you will receive Cash Consideration with respect to such shares.

7.	Under the terms of the Merger Agreement, what will I receive in exchange for my Zeekr Shares upon completion of the Transaction?You may make, for each Zeekr Share that you own:

•	a “Cash Election” of US$2.687 in cash; or

•	a “Stock Election” of 1.23 Geely Shares.

However, if you are a Hong Kong Non-Professional Investor, you may only make a Cash Election and may not make a Stock Election with respect to any of your Zeekr Shares. Any election made by or on behalf of a Hong Kong Non-Professional Investor will not have been validly made to the extent that it purports to be a Stock Election. You should consult your own Hong Kong counsel if you are in any doubt whether you are a Hong Kong Non-Professional Investor.

If you are a PRC ODI Investor and you make a Stock Election with respect to any of your Zeekr Shares or if you make a Stock Election with respect to any Zeekr Shares on behalf of any PRC ODI Investor, you or such PRC ODI Investor, as applicable, must have all Applicable ODI Filings completed prior to the Election Deadline. Any Stock Election made by or on behalf of a PRC ODI Investor will not be considered validly made unless, prior to the Election Deadline, all Applicable ODI Filings applicable to such PRC ODI Investor have been completed and remain in full force and effect, and such PRC ODI Investor has provided or otherwise made available satisfactory documentary evidence thereof to Geely. You should consult your own PRC counsel if you are in any doubt whether you are a PRC ODI Investor.

8.	Do I have to make an election with respect to all the Zeekr Shares that I own? Do I have to make the same election with respect to all the Zeekr Shares that I own?

No, you do not have to make an election with respect to all your Zeekr Shares, nor do you have to make the same election with respect to all your Zeekr Shares.

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You may make an election with respect to some of your Zeekr Shares and make no election with respect to the rest of your Zeekr Shares. You may make a Cash Election or a Stock Election with respect to each of your Zeekr Shares. Please follow the instructions for completing the applicable section of the Election Form. For any Zeekr Shares held by you that are not covered by a validly submitted Election Form, you will receive the Cash Consideration.

If you seek to separately identify the particular Zeekr Shares (e.g., Zeekr Shares acquired on particular date(s) or at particular price(s)) for which a particular election is being made, you should (i) attach a statement to the Election Form identifying the particular Zeekr Share(s) for which each election is made (e.g., by acquisition date or price), and (ii) retain a copy of the Election Form and the statement for your records. The elections that you make, and the shares with respect to which you make each election, may affect the tax consequences of the Transaction to you. For a general description of the tax consequences of the Transaction, see the sections entitled “Special Factors—U.S. Federal Income Tax Consequences”, “Special Factors—PRC Income Tax Consequences,” “Special Factors—HK Income Tax Consequences” and “Special Factors—Cayman Islands Tax Consequences” beginning on pages 52, 55, 56 and 57, respectively, of the Proxy Statement. We also encourage you to consult your tax advisor with respect to whether and how you should separately identify the particular Zeekr Shares for which a particular election is being made.

9.	Am I guaranteed to receive what I ask for in my election that is validly made if the Merger is consummated?

Yes, except that you will not receive any fractional Geely Shares. Please see Question 10.

10.	Will I receive any fractional shares?

No. No fractional Geely Shares will be issued in the Transaction, and Zeekr shareholders will receive cash in lieu of any fractional Geely Shares in accordance with the terms of the Merger Agreement.

11.	How long will it take to receive cash or Geely Shares after the effective date of the Transaction?

If the Exchange Agent receives a duly completed and signed Election Form together with all your other Election Documents before the Election Deadline, the Cash Consideration to which you are entitled will be paid to you by the Exchange Agent and the Stock Consideration to which you are entitled will be issued and the certificates representing such Stock Consideration will be mailed to you by Union, the Geely Share Registrar, in each case as soon as practicable after the effective date of the Merger.

If you wish to collect your certificates for the Stock Consideration to which you are entitled in person from the Geely Share Registrar, you should contact the Geely Share Registrar no later than the third day after the effective date of the Merger by email to the following address: info@unionregistrars.com.hk, specifying the subject as “Collection of Geely Share Certificate.”

If the Exchange Agent does not receive your Election Form (duly completed and signed) together with the other required materials prior to the Election Deadline with respect to any of your Zeekr Shares, you will nonetheless receive Cash Consideration for such Zeekr Shares from the Exchange Agent as soon as practicable after the effective date of the Merger with respect to your such Zeekr Shares, subject to receipt by the Exchange Agent of a duly executed letter of transmittal, certificate(s) representing such Zeekr Shares or an affidavit and indemnities of loss in lieu of share certificate (if such shares are certificated) and other documents required pursuant to instructions to the letter of transmittal.

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12.	Will the Geely Shares to be issued to me in the Transaction in exchange for my Zeekr Shares, if any, be publicly traded on a stock exchange?

Geely Shares issuable to you in the Transaction, if any, will be issued in certificated form. At any time when Geely remains listed on the Hong Kong Stock Exchange, such Geely Shares can be traded on the Hong Kong Stock Exchange after you deposit them into the Central Clearing and Settlement System (“CCASS”) operated by Hong Kong Securities Clearing Company Limited, through your broker which is a direct or indirect participant of the CCASS system and pursuant to CCASS’s procedures and requirements.

13.	What are the tax consequences associated with each of the election options?

Different tax consequences may be associated with each of the election options. The tax consequences to you of the Transaction will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences to you of exchanging your Zeekr Shares for Geely Shares, cash or a combination of Geely Shares and cash, including the tax consequences of the various election options. For a general description of the tax consequences of the Transaction, see the sections entitled “Special Factors—U.S. Federal Income Tax Consequences”, “Special Factors—PRC Income Tax Consequences,” “Special Factors—HK Income Tax Consequences” and “Special Factors—Cayman Islands Tax Consequences” beginning on pages 52, 55, 56 and 57, respectively, of the Proxy Statement.

14.	How should I send in my signed documents?An envelope addressed to the Exchange Agent is enclosed with this package. You may use this envelope to return your Election Form and all your other Election Documents to make your election complete. If you do not have the envelope, you may send the Election Form and all your other Election Documents to:

If delivering via First Class Mail Computershare Inc. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	If delivering via Registered or Overnight Mail Computershare Inc. Attn: Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021

You may send your Election Documents (using the return envelope provided) by registered mail, with return receipt requested. You may also instead choose to send your Election Documents to the Exchange Agent by an express or overnight delivery service.

Please do not return any documents to Zeekr, Geely, Georgeson or Union.

15.	Are there any fees associated with the issuance of Geely Shares in exchange for Zeekr Shares?

There are no fees associated with the exchange.

16.	Can I revoke my election? Any election may be revoked prior to the Election Deadline with respect to all or any portion of the Zeekr Shares subject to such election. To revoke an election, a written notice of revocation must (1) specify the name of the shareholder having made the election to be revoked and (2) be signed by the shareholder in the same manner as the original signature on the Election Form by which such election was made and (3) RECEIVED by the Exchange Agent prior to the Election Deadline. A new election may be made by submitting a new Election Form prior to the Election Deadline. You will be deemed to not have made a valid election and therefore will receive Cash Consideration for the corresponding Zeekr Shares if you properly and timely revoke a prior election without timely making a new election. You will not be entitled to revoke or change your Election Form following the Election Deadline, unless the Merger Agreement is thereafter terminated (whereupon all elections shall automatically be deemed to be revoked). As a result, if you have duly completed, signed and sent or delivered your Election Form to the Exchange Agent, you will be unable to revoke such election during the period between the Election Deadline and the date of completion of the Transaction or termination of the Merger Agreement.

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17.	How will I know when the Merger is completed?

Zeekr will issue a press release announcing completion of the Merger when it is completed. You can obtain this information at the SEC’s website at www.sec.gov, or by calling Georgeson, the Information Agent for the Transaction, at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

18.	Who do I call if I have additional questions?

You may contact the Information Agent for the Transaction, Georgeson LLC at (877) 514-5167 (Call Toll Free) or +1 (531) 252-0409 (Outside U.S. and Canada).

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IRS Form W-9

[To attach]

IRS Form W-8

[To attach]